    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1995


                                                       REGISTRATION NO. 33-61417

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               OFFICE DEPOT, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           59-2663954
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                            Identification No.)

                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445
                                 (407) 278-4800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               BARRY J. GOLDSTEIN
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445
                                 (407) 265-4237
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

             WILLARD G. FRAUMANN, P.C.                             HOWARD G. GODWIN, JR.
                 KIRKLAND & ELLIS                                      BROWN & WOOD
              200 EAST RANDOLPH DRIVE                             ONE WORLD TRADE CENTER
              CHICAGO, ILLINOIS 60601                            NEW YORK, NEW YORK 10048
                  (312) 861-2038                                      (212) 839-5381

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. /X/


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-61417) includes the Form of U.S. Purchase Agreement (Exhibit 1.1), the Form of International Purchase Agreement (Exhibit 1.2) and the Opinion of Kirkland & Ellis (Exhibit 5.1) which were omitted from the filing of the Registration Statement on July 31, 1995.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions), all of which are being paid by the registrant:

    Securities and Exchange Commission Registration Fee.......................  $169,416
    NASD Filing Fee...........................................................    30,500
    NYSE Listing Fees.........................................................    17,500
    Blue Sky Fees and Expenses (including attorneys' fees and expenses).......    10,000
    Printing and Engraving Expenses...........................................   110,000
    Transfer Agent and Registrar Fees and Expenses............................     2,000
    Accounting Fees and Expenses..............................................    35,000
    Legal Fees and Expenses...................................................    50,000
    Miscellaneous Expenses....................................................    25,584
                                                                                --------
              Total...........................................................  $450,000
                                                                                ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation law of the State of Delaware (the "Delaware Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the Delaware Law, the Company has included in its Restated Certificate of Incorporation and bylaws a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent permitted by Delaware Law and to provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law. The Company believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

     The Company has obtained insurance policies under which the Company's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of certain actions, suits or proceedings, and certain liabilities which might be imposed as a result of certain actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 16.  EXHIBITS.

     See Index to Exhibits.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on August 11, 1995.


                                          OFFICE DEPOT, INC.


                                          By:    /s/  BARRY J. GOLDSTEIN
                                            ------------------------------------
                                                     Barry J. Goldstein
                                                  Executive Vice President




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on August 11, 1995, by the following persons in the capacities indicated:



                  SIGNATURE                                        CAPACITY
- ---------------------------------------------   ----------------------------------------------


                                                Chairman of the Board and Chief Executive
               *DAVID I. FUENTE                 Officer
- ---------------------------------------------
               David I. Fuente

             *BARRY J. GOLDSTEIN                Executive Vice President -- Finance, Chief
- ---------------------------------------------     Financial Officer and Secretary
             Barry J. Goldstein

- ---------------------------------------------   Director
              Mark D. Begelman

              *DENIS DEFFOREY                   Director
- ---------------------------------------------
               Denis Defforey

             *W. SCOTT HEDRICK                  Director
- ---------------------------------------------
              W. Scott Hedrick

              *JOHN B. MUMFORD                  Director
- ---------------------------------------------
               John B. Mumford

             *MICHAEL J. MYERS                  Director
- ---------------------------------------------
              Michael J. Myers

             *PETER J. SOLOMON                  Director
- ---------------------------------------------
              Peter J. Solomon

            *CYNTHIA COHEN TURK                 Director
- ---------------------------------------------
             Cynthia Cohen Turk

              *ALAN L. WURTZEL                  Director
- ---------------------------------------------
               Alan L. Wurtzel


- ---------------

     *By power of attorney

                               INDEX TO EXHIBITS


                                                                                       SEQUENTIALLY
EXHIBIT                                                                                  NUMBERED
NUMBER                                        EXHIBIT                                      PAGE
- -------       -----------------------------------------------------------------------  ------------
  *1.1   --   Form of U.S. Purchase Agreement........................................
  *1.2   --   Form of International Purchase Agreement...............................
              Restated Certificate of Incorporation of the Company, as amended to
   4.1   --   date...................................................................        (1)
   4.2   --   Bylaws of the Company..................................................        (2)
   4.3   --   Form of certificate representing shares of Common Stock................        (2)
  *5.1   --   Opinion of Kirkland & Ellis............................................
 *23.1   --   Consent of Kirkland & Ellis (included in Exhibit 5.1)..................
**23.2   --   Consent of Deloitte & Touche LLP.......................................
**24.1   --   Power of Attorney (included as pages II-3 and II-4)....................


- ---------------


  * Filed with this amendment.


 ** Previously filed.

(1) Incorporated by reference to the respective exhibit to the Company's Proxy Statement for its 1995 Annual Meeting of Stockholders.
(2) Incorporated by reference to the respective exhibit to the Company's Registration Statement No. 33-39473.